UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2015

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 West 29th Street 11th Floor New York, NY 10001

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

ARTIST AGREEMENT WITH I BREAK HORSES

On October 27, 2015, VNUE, Inc., (the “Company”) entered into an Artist Agreement with I Break Horses. I Break Horses is a Swedish duo based in Stockholm, comprised of Maria Linden and Fredrik Balck, whose 2011 debut Hearts was followed by a second album, Chiaroscuro.

The Artist Agreement is effective October 27, 2015 and has a term lasting as long as I Break Horses artist recordings are available via the VNUE Service. Under the terms of the Artist Agreement, VNUE shall handle rights clearing and distribution for I Break Horses recordings and VNUE shall receive 30% of the Net Income generated thereby.

A copy of the Artist Agreement is attached hereto as Exhibit 10.1. The description of the Artist Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

More information on I Break Horses can be found at their website http://www.ibreakhorses.se/

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.01 – Artist Agreement with I Break Horses dated October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2015	VNUE, INC.

	By:	/s/ Matthew Carona
Matthew Carona
CEO